Exhibit 99.1

Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL STOCKHOLDERS OF RECORD TO RECEIVE ADDITIONAL SHARES
FROM PREVIOUSLY ANNOUNCED 2 FOR 1 STOCK SPLIT

Lake Success, NY, December 29, 2014-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today, as previously announced, will distribute one additional share of Hain Celestial common stock as a dividend for every one share of Hain Celestial common stock owned by stockholders of record as of December 12, 2014. The additional shares will be distributed after the market close today. After giving effect to the split, the Company will have approximately 101.7 million shares of common stock outstanding.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Natumi®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com